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                                   EXHIBIT 12

                          AVCO FINANCIAL SERVICES, INC.

                   STATEMENT OF COMPUTATION OF NUMBER OF TIMES
                              FIXED CHARGES EARNED

                         SIX MONTHS ENDED JUNE 30, 1997
                             (Thousands of dollars)


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
Income
   Income before income taxes...............................................     $151,620
                                                                                 --------
   Fixed charges to be added back to income -

     Interest and debt expense .............................................      212,105
     Rentals (one-third of all rent and related costs
        charged to income) .................................................        7,472
                                                                                 --------

           Total fixed charges .............................................      219,577
                                                                                 --------
Income before income taxes and fixed charges................................     $371,197
                                                                                 ========
Ratio
   Number of times fixed charges covered by income
      before income taxes and fixed charges ................................          1.7
                                                                                 ========

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